EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                      FOR
                                CARD-SMART CORP.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 01, 1988
No. C10119-98
    ---------

/s/DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


    Know all men by these presents:
    The undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 inclusive, as amended, and certify that:

1.  The name of the corporation is CARD-SMART CORP.

2. Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory; or possession of the United States.

3.  The nature of the business is to engage in any lawful activity.

4.  The capital stock shall consist of:

    25,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of TWO director(s) and the names and addresses are as follows:

    (1) GEORGIOS POLNHRONOPOULOS, 2965 WEST 13TH AVENUE, VANCOUVER, B.C., V6K2T8

    (2) STEPHEN J. FOWLER, 2110 WHELAN DRIVE, POINT ROBERTS, WA 89225

    (3) this corporation shall have perpetual existence

6. This corporation shall have a President, Secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors. Any person may hold two or more offices.

7. The Resident Agent of this corporation shall be:

              RITE, INC., 1905 S. Eastern Ave. Las Vegas, NV 89104

8. The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.

9, No Director or Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                           SIGNATURE OF INCORPORATOR:
                                  (ILLEGIBLE)

                                      FOR

                                CARD-SMART CORP.


I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly hereunto set my hand this 1st day of May, 1998.

                            /s/ DOLORES J. PASSARETTI
                            -------------------------
                                    Signature

        Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas, NV 89104


State of Nevada )
                )SS
County of Clerk )

On the 1st day of May, 1998, personally known to me to be the person whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.

/s/ Noal D. Farmer
----------------------
     Signature                              ------------------------------------
                                                 L         NOTARY PUBLIC
                                                 O         STATE OF NEVADA
                                                 G         County of Clerk
                                                 O         Noal D. Farmer
                                            My Appointment Expires July 8, 2000
                                            -----------------------------------

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             CARD-SMART CORPORATION


Pursuant to the provision of section 78.390, Nevada Revised Statutes, CARD-SMART CORPORATION (the "Corporation"), a Nevada profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

AMENDMENTS ADOPTED to original Articles of Incorporation dated May 1, 1998:

ARTICLE 1-of the Articles of Incorporation is amended to read as follows:

The name of the corporation is ICHANCE INTERNATIONAL, INC.

The foregoing amendment was adopted by a Resolution of the Board of Directors signed by all the directors of the [ILLEGIBLE WORDING] approval of a majority of the shareholders pursuant to NRS 78.320

IN WITNESS WHEREOF, the undersigned Director of this Corporation has executed these Articles of Amendment this September 17, 2001.


By: /s/ BRIAN HURLEY
    -------------------------
Brian Hurley, Director/President

       DEAN HELLER
       Secretary of State
 LOGO
       202 North Carson Street
       Carson, City, Nevada 89701-4201
       (775) 684-5708

                        ---------------------------------   Office Use Only
                                 Certificate of
                                    Amendment
                           (PURSUANT TO NRS 78.385 and
                                     78.390)
                        ---------------------------------

       Important: Read attached Instructions before completing form.
       -------------------------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1.  Name of corporation:  ICHANCE INTERNATIONAL, INC.
                          ------------------------------------------------------


--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

    Article I of the Articles of Incorporation is amended to read as follows:

    "AngelCiti Entertainment, Inc." Article 4 of the Articles of incorporation is amended to amend the par value to $0.004 from $0.001 to reflect a 4 for 1 reverse stock split of the common shares but the capital stock shall remain constant at 25,000,000 shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.7%

4.  Officer Signature (Required):

/s/ George Gutierrez
----------------------
President


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

       DEAN HELLER
       Secretary of State
 LOGO
       202 North Carson Street
       Carson, City, Nevada 89701-4201
       (775) 684-5708

                        ---------------------------------   Office Use Only
                                 Certificate of
                                    Amendment
                           (PURSUANT TO NRS 78.385 and
                                     78.390)
                        ---------------------------------

       Important: Read attached Instructions before completing form.
       -------------------------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1.  Name of corporation:  AngelCiti Entertainment, Inc.
                          ------------------------------------------------------


--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

    Article Number 4 is hereby amended and restated in its entirety to read as follows:

    "300 million shares of Common Stock, $.00025 par value;
    50,000 shares or Preferred Stock series "A" at $.001 par value; and 100,000 shares of Preferred Stock series "B" at $.001 par value."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 62.07%

4.  Officer Signature (Required):


    /s/ George Gutierrez
    ----------------------



*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

       DEAN HELLER
       Secretary of State
 LOGO
       202 North Carson Street
       Carson, City, Nevada 89701-4201
       (775) 684-5708

                        ---------------------------------   Office Use Only
                                 Certificate of
                                    Amendment
                           (PURSUANT TO NRS 78.385 and
                                     78.390)
                        ---------------------------------

       Important: Read attached Instructions before completing form.
       -------------------------------------------------------------------------

                           Certificate of Corrections
                           --------------------------
             (Pursuant to NRS 78, 80, 81, 82, 86, 87, 88 88A and 89)
                             - Remit in Duplicate -


1.  Name of entity for which correction is being made:

                         AngelCiti Entertainment, Inc.
--------------------------------------------------------------------------------

3.  Filing date of the original document is: 3/30/2003

4.  Description of the inaccuracy or defect.

Certificate or Amendment failed to state certain rights and preferences of the preferred stock. Specifically, the certificate failed to state (i) that the Preferred Stock Series A shall have 5,000 votes per share in any matter, voted upon by the holders of the common stock (ii) that the Preferred Stock Series A shall be convertible into common stock [ILLEGIBLE] (iii) the Preferred Stock Section B is to be issued solely as collateral for a loan made by the Corporation.

5. Correction of the Inaccuracy or defect

    The following is hereby added at the end of amended article No. 4. The Preferred Stock Series A shall vote along with the holders, of the Common Stock on all matters and shall have the right to cast 5,000 [illegible] into Common Stock at a ration of 6,000 shares of Common Stock for each share of Preferred Stock Series B and shall only be issuable as collateral for a loan made by the Corporation.

6. Signature:

/s/ George Gutierrez         Chairman & CEO                   September 23, 2003
------------------------     -------------------------        ------------------
Authorized Signature         Title*                           Date



*If entity in a Corporation, it must be signed by an Officer, a Limited-Liability Company, by a manage or managing members; a Limited Partnership, by a General partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.